UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 6, 2008

MIV THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation)	000-30453 (Commission File Number)	01-0809204 (I.R.S. Employer Identification No.)

1-8765 Ash St. Vancouver, British Columbia (Address of Principal Executive Offices)	V6P 6T3 (Zip Code)

(604) 301-9545
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 6, 2008, MIV Therapeutics, Inc. (the “Company”) filed an amendment to its Articles of Incorporation, as amended.  In connection with the Company’s continuation of its annual general meeting of stockholders on May 29, 2008, the Company’s stockholders acted upon an amendment to the Company’s Articles of Incorporation to provide that the authorized common stock, par value $.001, is increased by two hundred fifty million (250,000,000) so that the total authorized capital stock of the Company is five hundred million (500,000,000) shares, consisting of four hundred eighty million (480,000,000) shares of common stock and twenty million (20,000,000) shares of preferred stock.  The amendment to the Company’s Articles of Incorporation was approved, with 58,578,740 votes in favor (representing 51.02% of the total outstanding shares authorized to vote as of the record date of February 15, 2008), 6,702,313 against and 449,213 abstaining.  Accordingly, on June 6, 2008, the Amended and Restated Articles of Incorporation (the “Amended and Restated Articles”) were filed with the Nevada Secretary of State.

A copy of the Amended and Restated Articles is attached hereto as Exhibit 3.1.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01.   Financial Statements and Exhibits.

Exhibit No.	Exhibit Description
3.1	Amended and Restated Articles of Incorporation, filed June 6, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIV THERAPEUTICS, INC.
Registrant

Dated: June 10, 2008	By:	/s/ Patrick McGowan
Patrick McGowan
Chief Financial Officer